                                                                      Exhibit 11

                         NU HORIZONS ELECTRONICS CORP.
                                  EXHIBIT 11

                                  __________

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   ----------------------------------------
                                  (Unaudited)


                                           FOR THE NINE              FOR THE THREE
                                           MONTHS ENDED              MONTHS ENDED
                                           ------------              ------------

                                     November      November     November     November
                                     30, 2000      30, 1999     30, 2000     30, 1999
                                     --------      --------     --------     --------
BASIC EARNINGS:
---------------


Net Income                          $28,402,345  $ 7,113,044  $11,045,899  $ 3,376,450
                                    ===========  ===========  ===========  ===========

Weighted average number
of common shares outstanding         16,479,565   13,302,853   16,479,565   13,349,220
                                    ===========  ===========  ===========  ===========

Basic earnings per common share     $      1.72  $       .54  $       .67  $       .25
                                    ===========  ===========  ===========  ===========

DILUTED EARNINGS:
-----------------

Net income                          $28,402,345  $ 7,113,044  $11,045,899  $ 3,376,450

Net (after tax) interest expense
related to convertible debt                   -      255,000            -       85,000
                                    -----------  -----------  -----------  -----------

Net income as adjusted              $28,402,345  $ 7,368,044  $11,045,899  $ 3,461,450
                                    ===========  ===========  ===========  ===========

SHARES:

Weighted average number of
common shares outstanding            16,479,565   13,302,853   16,479,565   13,349,220

Stock options                         1,956,889    2,851,584    1,956,889    2,989,962

Assuming conversion of
convertible debt                              -    1,183,035            -    1,196,107
                                    -----------  -----------  -----------  -----------

Weighted average number
of common shares outstanding
as adjusted                          18,436,454   17,337,472   18,436,454   17,535,289
                                    ===========  ===========  ===========  ===========

DILUTED EARNINGS PER
COMMON SHARE                        $      1.54  $       .42  $       .60  $       .20
                                    ===========  ===========  ===========  ===========